                                                                       Exhibit A

                          STOCK CONTRIBUTION AGREEMENT

         STOCK CONTRIBUTION AGREEMENT, dated as of March 28, 2005 (this
"Agreement"), by and between MEDITECH PHARMACEUTICALS, INC., a company incorporated under the laws of the State of Nevada, having an office and address at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 (the "Company"), and DELI
DU, an individual having an address at ________________________________________
("Purchaser").

                               W I T N E S S E T H

         WHEREAS, Purchaser approached the Company's Board of Directors independently and without solicitation on the part of the Company or anyone connected with the Company with an offer to purchase control of the Company; and

         WHEREAS, certain representations were made by Purchaser which induced the Company's Board of Directors to sell a controlling interest to Purchaser by the issuance of newly issued shares in order to enhance shareholder value; and

         WHEREAS, based upon said representations, the Company's Board of
Directors desire to issue to Purchaser and his Designees (hereinafter defined), an aggregate of 24,000,000 shares of the Company's common stock (the "Shares"), representing approximately ____% of the Company's resulting issued and outstanding shares of the common stock of the Company, on the terms and conditions set forth in this Stock Purchase Agreement (the "Agreement"); and

         WHEREAS, Purchaser desires to buy the Shares on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows.

                                   ARTICLE 1
                             EXCHANGE OF THE SHARES

         1.1 Issuance of the Shares. Upon the execution of this Agreement, subject to the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, the Company will issue and deliver the Shares to Purchaser and his Designees who are listed on attached Schedule A (the "Designees"), who shall purchase the Shares from the
Company.

         1.2 The Closing. The purchase of the Shares shall take place by means of facsimile exchange of counterpart signature pages between counsel to the parties, with originally executed documents to be delivered via overnight delivery, on or before March 30, 2005. Such date is herein referred to as the
"Closing Date".

         1.3 Instruments of Conveyance and Transfer. At the Closing Date, Seller
shall deliver a certificate or certificates representing the Shares to Purchaser and his Designees, in form and substance satisfactory to Purchaser
("Certificates"), as shall be effective to vest in

Purchaser and his Designees in the amounts set forth on Schedule A all right, title and interest in and to all of the Shares.

         1.4 Consideration and Payment for the Shares. In consideration for the
Shares, Purchaser shall convey or cause to be conveyed to Seller 100% of the issued and outstanding stock of Deli Solar Holding, Ltd., a British Virgin
Islands company ("DSH").

                                   ARTICLE 2
           REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

         The Company represents, warrants and undertakes to Purchaser the following::

         2.1 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada (a)
with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has one subsidiary, East-West Distributors, Inc.
("East-West"). All actions taken by the current directors and stockholders of the Company have been valid and in accordance with the laws of the State of
Nevada, and all actions taken by the Company have been duly authorized by the current directors and stockholders of the Company as appropriate.

         2.2  (a) Company Authority. The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

              (b) Due Authorization. The execution, delivery and performance by the Company of this Agreement has been duly and validly authorized and no further consent or authorization of the Company, its Board of
         Directors or its stockholders is required.

              (c) Valid Execution. This Agreement has been duly executed and delivered by the Company.

              (d) Binding Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Company, will constitute, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

              (e) No Violation of Corporate Documents or Agreements. The
         execution and delivery of this Agreement by the Company and the performance by the parties hereto of their obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, judgment, order, decision, writ, injunction, or decree or other agreement or instrument or proceeding to which the Company or its stockholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto by required, (ii) an event that would cause the Company to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or on the securities of the
         Company to be acquired by Purchaser.

         2.3 Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution.
As of the date hereof, the authorized capital of the Company is 400,000,000 shares of Common Stock, and 25,000,000 shares of preferred stock, both with a par value of $0.001. The issued and outstanding capital stock of the Company is
2,156,855 shares of Common Stock and no shares of preferred stock. All of the shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the
Company, or otherwise. As of the date hereof, except as set forth in the
Disclosure Schedule, (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act and (iii)
there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company's articles of incorporation or by-laws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Company has furnished to Purchaser true and correct copies of the Company's articles of incorporation and by-laws.

         2.4 No Governmental Action Required. The execution and delivery by the
Company of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, including but not limited to, the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD"), and any state securities commission, except such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date.

         2.5 Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Company of this Agreement and the performance by the parties hereto of the transactions contemplated hereby does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the Company's articles of incorporation or bylaws, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any its assets, or result in the creation or imposition of any lien on any asset of the Company. The Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

         2.6 SEC Reports. Through the date hereof, the Company has filed all forms, reports and documents with the Commission required to be filed by it pursuant to Sections 12 and 13 of the Securities Exchange Act of 1934 ("SEC
Reports"). True and complete copies of the required SEC Reports have been made available to Purchaser. Such SEC Reports, at the time filed, complied in all material respects with the requirements of the federal and state securities laws and the rules and regulations of the Commission thereunder applicable to such
SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         2.7 Financial Statements.

              (a) Purchaser has received a copy of the audited financial statements of the Company for the fiscal year ended May 31, 2004 and the unaudited six months ended November 30, 2004 ("Financial
         Statements"), and the related statements of income and retained earnings for the period then ended. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by the Company throughout the periods indicated.
         Such Financial Statements fairly present the financial condition of the
         Company at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature.

              (b) Since November 30, 2004 (the "Balance Sheet Date"), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company, except in the ordinary course of business.

              (c) Since the Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise)
         or operations (present or prospective), nor has the Company issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

         2.8 Litigation. The Company is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending or threatened governmental investigation. The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

         2.9 No Taxes. The Company is not, and will not become with respect to any periods ending on or prior to the Closing Date, liable for any income, sales, withholding, franchise, excise, license, real or personal property taxes
(a "Tax") to any foreign, United States federal, state or local governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns
(including information returns) that are required, or have been required, to be filed by or on behalf of the Company have been or will be filed as of the
Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid as of the Closing
Date. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with
GAAP. All returns that have been filed or lodged relating to Tax are true and accurate in all material respects. No audit, action, suit, proceeding or other examination regarding taxes for which the Company may have any liability is currently pending against or with respect to the Company and neither Seller or
Company has received any notice (formally or informally) of any audit, suit, proceeding or other examination. No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Company for any Tax) and no basis exists for any such actions. The Company has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax.

         2.10 Material Agreements. Except as set forth in the Disclosure
Schedule, the Company is not a party to any contract, agreement, arrangement, understanding, lease (whether written or oral) or order that would subject it to any obligations or restrictions of any nature whatsoever after the closing of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, except as set forth in the Disclosure Schedule:

              (a) The Company does not have any employees or agents.

              (b) The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties.

              (c) The Company has no stockholder contracts or agreements.

              (d) The Company is not in default under any contract or any other document.

              (e) The Company has no written or oral contracts with any third party, except a transfer agent agreement with the Securities Transfer
         Corporation.

              (f) The Company has no outstanding powers of attorney and no obligations concerning the performance of Seller concerning this
         Agreement.

              (g) The Company is not required to hold and does not hold any
         Permits ("Permits" means all licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties, of, and to carry on the business of the Company).

              (h) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payments of funds of the
         Company, or received or retained any funds, in each case in violation of any law, rule or regulation or of a character required to be disclosed by the Company in any of the SEC Reports.

              (i) There are no outstanding judgments or UCC financing statements or UCC securities interests filed against the Company or any of its properties.

              (j) The Company has no debt, loans, or obligations of any kind, to any of its directors, officers, stockholders or employees or third parties that will not be satisfied at the Closing Date.

              (k) The Company does not own or lease any real estate or any interests in real estate, plant or equipment.

              (l) The Company has no outstanding provisions for indemnification of any person with respect to liabilities relating to any current or former business of the Company or any predecessor person.

         2.11 No Liabilities. The Company will not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due that are not reflected on its financial statements.

         2.12 OTC Listing. The Company is currently listed on the OTC Bulletin
Board under the trading symbol "MDPM".

         2.13 Compliance with Law. To the best of its knowledge, the Company has complied with, and is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies. There are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

         2.14 Corporate Documents Effective. The articles of incorporation, as amended, and the bylaws of the Company, as provided to Purchaser are, in full force and effect and all actions of the Board of Directors or stockholders required to accomplish same have been taken.

         2.15 No Stockholder Approval Required. The acquisition of the Shares by
Purchaser from Seller does not require the approval of the stockholders of the
Company under the Nevada Revised Statutes ("NRS"), the Company's articles of incorporation or bylaws, or any other requirement of law.

         2.16 No Dissenters' Rights. The acquisition of the Shares by Purchaser from Seller and the other transactions contemplated by this Agreement will not give rise to any dissenting stockholders' rights under the NRS, the Company's articles of incorporation or bylaws, or otherwise.

         2.17 Not Subject to Voting Trust. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar

instrument with respect to such Shares. The Company is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the transfer of the Shares to Purchaser, impair, restrict or delay any voting rights with respect to the Shares.

         2.18 Prior Offerings. All issuances by the Company of shares of Common
Stock in past transactions have been legally and validly effected, and all of such shares of Common Stock are fully paid and non-assessable. All of the offerings of the Company's Common Stock were conducted in strict accordance with the requirements of Regulation D, Rules 504 and 506, as applicable, in full compliance with the requirements of the Securities Act of 1933 and in full compliance with and according to the requirements of the NRS and the Company's articles of incorporation and bylaws.

         2.19 True Representations. The information heretofore furnished by the
Company to Purchaser for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by Seller or the Company to Purchaser will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

         2.20 Complete Books and Records. The Certificates and all corporate records and documents of Company (which have been made available for inspection by Purchaser prior to the date hereof) are true and complete in all respects.

         2.21 Complete Stockholder List. The list of stockholders of the Company and their respective holdings of shares in the Company to be delivered to
Purchaser at the Closing Date is complete, true, accurate and complete in all respects.

         2.22 Conduct of the Business. From and after November 30, 2004 until the Closing Date, except for the 1-for-1,000 reverse split on January 11, 2005 and the conversion of all of the Company's indebtedness into common stock:

              (a) The Company has continued to be operated in the usual and ordinary manner in which its business has been conducted in the past and during such period. The Company has not made any expenditures or entered into any commitments which, when compared to past operations of its business, are unusual or extraordinary or outside the scope of the normal course of routine operations;

              (b) The Company has kept in a normal state of repair and operating efficiency all tangible personal property used in the operation of its business;

              (c) The Company has used its best efforts to maintain the good will associated with its business, and the existing business relationships with its agents, customers, lessors, key employees, suppliers and other persons having relations with it;

              (d) The Company has not entered into any contract, agreement or action, or relinquished or released any rights or privileges under any contracts or agreements, the performance, violation, relinquishment or release of which could, on the date on which such contract or agreement was entered into, or such rights or privileges were relinquished or released, be reasonably foreseen to have a material adverse effect;

              (e) The Company has not made, or agreed to make, any acquisition of stock or assets of, or made loans to, any person not in the ordinary course of business;

              (f) The Company has not sold or disposed of any assets or created or permitted to exist any encumbrance on its assets except (x) in the ordinary course of business and which could not, on the date of such sale, disposition, creation or permission, be reasonably foreseen to have a material adverse effect or (y) as otherwise permitted by this
         Agreement;

              (g) The Company has kept true, complete and correct books of records and accounts with respect to its business, in which entries will be made of all transactions on a basis consistent with past practices and in accordance with the tax method of accounting consistently applied by the Company;

              (h) The Company has paid current liabilities as and when they became due and has paid or incurred no fees and expenses not in the ordinary course of its business;

              (i) Except for the action by the Company to effect a distribution to its stockholders of record on February 2, 2005 of its equity interest in East West Distributors, Inc ("East-West") there has been no declaration, setting aside or payment of any dividend or other distribution in respect of any Shares or any other securities of the
         Company (whether in cash or in kind);

              (j) The Company has not redeemed, repurchased, or otherwise acquired any of its securities or entered into any agreement to do so;

              (k) The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

              (l) The Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business; and

              (m) There has not been any other occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business that would have a material adverse effect.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Unless specifically stated otherwise, Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         3.1 Agreement's Validity. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of
Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         3.2 Investment Intent. Purchaser is acquiring the Shares for his own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except (i) in an offering covered by a registration statement filed with the Commission under the Securities Act covering the Shares, or (ii) pursuant to an applicable exemption under the Securities Act.

         3.3 Restricted Securities. Purchaser understands that the Shares have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Purchaser represents that he is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Company
(or a notation may be made in the appropriate records of the Company) in connection with the Shares.

         3.4 Legend. It is agreed and understood by Purchaser that the
Certificates representing the Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED
          IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE
          SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM
          REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT
          SUCH REGISTRATION IS NOT REQUIRED.

         3.5 Disclosure of Information. Purchaser acknowledges that he has been furnished with information regarding the Company and its business, assets, results of operations, and financial condition to allow Purchaser to make an informed decision regarding an investment in the Shares. Purchaser represents that he has had an opportunity to ask questions of and receive answers from the
Company regarding the Company and its business, assets, results of operation, and financial condition.

         3.6 Affirmation of No Solicitation. Purchaser affirms that he was not solicited by Seller to enter into this Agreement and further affirms that he approached the Company's Board of Directors with an offer to purchase control of the Company on an unsolicited basis.

         3.7 Due Organization. DSH is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands (a)
with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. All actions taken by the current directors and stockholders of DSH have been valid and in accordance with the laws of the British Virgin Islands, and all actions taken by DSH have been duly authorized by the current directors and stockholders of DSH as appropriate.

         3.8 (a) Authority. Purchaser has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

              (b) Due Authorization. The execution, delivery and performance by
         Purchaser of this Agreement has been duly and validly authorized and no further consent or authorization of Purchaser or any other person is required.

              (c) Valid Execution. This Agreement has been duly executed and delivered by Purchaser.

              (d) Binding Agreement. This Agreement constitutes, and upon execution and delivery thereof by the Company, will constitute, a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

              (e) No Violation of Corporate Documents or Agreements. The
         execution and delivery of this Agreement by Purchaser and the performance by the parties hereto of their obligations hereunder will not cause, constitute, or conflict with or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, judgment, order, decision, writ, injunction, or decree or other agreement or instrument or proceeding to which Purchaser is a party, or by which he may be bound, nor will any consents or authorizations of any party other than those hereto by required, (ii) an event that would cause Purchaser to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of Purchaser or on the securities of the Company to be acquired by
         Purchaser.

         3.9 No Governmental Action Required. The execution and delivery by
Purchaser of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, except such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all

                                       10

applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date.

         3.10 Compliance with Applicable Law and Corporate Documents. The execution and delivery by Purchaser of this Agreement and the performance by the parties hereto of the transactions contemplated hereby does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) DSH's articles of incorporation or bylaws, or
(iii) any agreement, judgment, injunction, order, decree or other instrument binding upon DSH or any its assets, or result in the creation or imposition of any lien on any asset of DSH. DSH is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

         3.11 Litigation. Neither DSH nor Purchaser is a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending or threatened governmental investigation. Purchaser is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

         3.12 Compliance with Law. To the best of his knowledge, Purchaser and
DSH have complied with, and are not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies.
There are no pending or threatened proceedings against Purchaser or DSH by any federal, state or local government, or any department, board, agency or other body thereof.

         3.13 True Representations. The information heretofore furnished by
Purchaser to the Company for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by Purchaser to the Company will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

                                   ARTICLE 4
            CLOSING, DELIVERY OF DOCUMENTS AND POST CLOSING COVENANTS

         4.1 Closing. The Closing Date shall be held on or before March 30,
2005. The Closing Date shall occur as a single integrated transaction, as follows. Prior to Closing:

              (a) A group of accredited investors selected by Purchaser shall have contributed the sum of at least $6,000,000 to the Company in exchange for a total of 10,285,740 shares of the Company's restricted common stock. Each subscriber of shares shall execute a subscription agreement and be provided with appropriate disclosure information about the Company. For each 60 shares sold in the placement, the subscriber may also receive a warrant to purchase 48 shares of common stock for an exercise price of $0.64166 per share.

                                       11

              (b) The Board of Directors of the Company shall have resolved to effect a dividend of the outstanding shares of common stock of the
         Company's subsidiary. East-West Distributors, Inc. ("East-West") to and
         only to those stockholders of record of the Company on February 2,
         2005. Distribution of such dividends will occur as soon as possible after an Information Statement by East-West shall be cleared by the
         SEC. All costs in connection with such dividend and SEC filings shall be borne by East-West.

              (c) Purchaser shall have purchased 331,596 shares of common stock from Halter Capital Corporation pursuant to that certain Stock Purchase
         Agreement between the parties.

         4.2 Delivery by the Company. The Company shall deliver to Purchaser:

              (a) copies of board resolutions by the Board of Directors of the
         Company approving the terms of this Agreement, the execution of the
         Agreement by the Company, the assignment and assumption of the
         Company's assets and liabilities to East-West, and the distribution of the outstanding shares of East-West to the Company's stockholders of record on February 2, 2005;

              (b) copies of all books, records and documents relating to the
         Company;

              (c) a certified copy of the list of the Company's stockholders and their respective holdings of shares in the Company as of the Closing
         Date;

              (d) any other such instruments, documents and certificates as are required to be delivered by the Company or its representatives pursuant to the provisions of this Agreement; and

              (e) the Certificates to Purchaser as directed by Purchaser.

         4.3 Delivery by Purchaser. Purchaser shall deliver to the Company:

              (a) any other such instruments, documents and certificates as are required to be delivered by the Purchaser or its representatives pursuant to the provisions of this Agreement; and

         4.4 Post-Closing Actions.

              (a) Immediately upon the Closing Date, the Board of Directors of the Company shall resolve to appoint __________________ as director of the Company with immediate effect.

              (b) All existing directors of the Company will resign ten (10)
         days following the filing by the Company of a Form 14F with the SEC.

              (c) Within two (2) business days following Closing, Seller and
         Purchaser and each newly appointed executive officer and director of the Company shall file a Form 3

                                       12

         or Form 4 with the SEC pursuant to Section 16 of the Securities
         Exchange Act of 1934 (the "34 Act").

              (d) Within four (4) business days following Closing, the Company shall file a Form 8-K with the SEC, disclosing the change of control, issuance of shares, change of management, and Form 10-equivalent information about the newly acquired business. Audited financial statements of the acquired business will be filed by amendment as soon as practicable thereafter, and in no event more than seventy-one (71)
         days after the initial Form 8-K filing.

              (e) Within ten (10) days after Closing, Purchaser and each holder of common stock of five percent (5%) of the Company's outstanding common stock will file a Schedule 13D or 13G, as appropriate, containing all information requested thereby.

                                   ARTICLE 5
                                  MISCELLANEOUS

         5.1 Waiver. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such part's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

         5.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

         5.3 Notices. Any notice or communications hereunder must be in writing and given by depositing same in the United States mail addressed to the party to be notified, postage prepaid and registered or certified mail with return receipt requested or by delivering same in person. Such notices shall be deemed to have been received on the date on which it is hand delivered or on the third business day following the date on which it is to be mailed. For purpose of giving notice, the addresses of the parties shall be the ones set forth in the
Preamble.

                                       13

         5.4 Governing Law. This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by the laws of the
State of Nevada (without regard to principles of conflicts of law).

         5.5 Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of the appropriate state or federal court in the State of
Nevada for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby.

         5.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.7 Survival. The representations and warranties set forth in Articles
2 and 3 shall not survive the Closing.

         5.8 Binding Effect; No Assignment, No Third-Party Rights. This
Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give to any person, including any union or any employee or former employee of Seller, any legal or equitable rights, benefits or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

         5.9 Further Assurances. Each party shall, at the request of the other party, at any time and from time to time following the Closing Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

         5.10 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this
Agreement be rendered void or unenforceable.

         5.11 Exhibits and Schedules. All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this
Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

         5.12 Captions. All section titles or captions contained in this
Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this

                                       14

Agreement, are for convenience only, shall not be deemed a part of this
Agreement and shall not affect the meaning or interpretation of this Agreement.
All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         5.13 Expenses. Except as otherwise expressly provided in this
Agreement, whether or not the Closing Date occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

         5.14 Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement or completing any public filing with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to consultation.

                          ***Signature Page Follows***

                                       15

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

                                        ----------------------------------------
                                        DELI DU

                                        MEDITECH PHARMACEUTICALS, INC.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                       16

                                   SCHEDULE A

                                      NUMBER OF SHARES         NUMBER OF SHARES
                                 CONTRIBUTED OF DELI SOLAR     OF COMPANY TO BE
         NAME                        HOLDING LTD. (BVI)             ISSUED*

DU Deli (Purchaser)                   800,000 shares
WANG Qian (Designee)                  60,000 shares
WANG Yunchun (Designee)               80,000 shares
LIN Yousu (Designee)                  60,000 shares

*Of these shares each of Purchaser and Designees will be transferring pro rata a total of ______ restricted shares (i.e., Du- _____ shs.; Wang Qian - _______
shs.; Wang Yunchun _____ shs.; and Lin - _____ shs.) to certain intermediaries representing 2% of the resulting issued and outstanding shares of the Company's common stock following the transactions referenced in ARTICLE 4 of this
Agreement. Following such transfers the shareholdings of the Purchase and
Designees shall be ____________________.